As filed with the Securities and Exchange Commission on May 11, 2005

Registration No. 333-105727

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AESP, INC.

(Exact name of registrant as specified in charter)

Florida	59-2327381
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1810 N.E. 144th Street
North Miami, Florida 33181
(305) 944-7710
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Slav Stein	Copy to:
President and Chief Executive Officer
AESP, Inc.
1810 N.E. 144th Street
North Miami, Florida 33181
(305) 944-7710
(Name, address, including zip code, and telephone
number, including area code, of agent for service)	Philip B. Schwartz, Esq. Akerman Senterfitt One Southeast Third Avenue, 28th Floor Miami, Florida 33131 (305) 374-5600

     Approximate date of commencement of proposed sale to the public: Not applicable. Deregistration of unsold securities.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

     On May 30, 2003, AESP, Inc. (formerly Advanced Electronic Support Products, Inc.) (the “Company”) filed a registration statement on Form S-3 (No. 333-105727), which the Company amended on June 10, 2003 (as amended, the “Registration Statement”). The Registration Statement registered a total of 1,755,625 shares of the Company’s common stock, par value $0.001 per share, (the “Common Stock”) to be sold by the selling shareholders identified in the prospectus. This offering has been completed or terminated. Pursuant to the undertaking contained in the Registration Statement, the Company files this post-effective amendment to the Registration Statement to terminate the Registration Statement and deregister all of the shares of Common Stock that remain unsold as of the date hereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on May 11, 2005.

AESP, INC.
By:	/s/ Slav Stein
Slav Stein, President and Chief Executive
Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ SLAV STEIN Slav Stein	President, Chief Executive Officer and Director (Principal Executive Officer)	May 11, 2005

* Roman Briskin	Executive Vice President, Secretary and Director	May 11, 2005

* Terrence R. Daidone	Director	May 11, 2005

* William B. Coldrick	Director	May 11, 2005

* Leonard Sokolow	Director	May 11, 2005

* John F. Wilkens	Chief Financial Officer (Principal Financial and Accounting Officer)	May 11, 2005

*	under power of attorney dated May 30, 2003.

By:	/s/ Slav Stein
Slav Stein

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